Exhibit 99.1
Veritone Statement on Q3 Results
IRVINE, Calif. -- November 10, 2025 -- Veritone, Inc. (NASDAQ: VERI) (“Veritone” or the “Company”), a leader in enterprise AI and data solutions, released the following statement today surrounding recent market and trading activity:
Today, the Company is clarifying its third-quarter commentary and providing context on certain non-cash and non-operational expenses that affected the third quarter of 2025 because of certain published reports.
The one-time $8.0 million expense recorded in the third quarter of 2025 was a non-operational and non-cash expense reflecting the estimated change in the potential earn-out of the divestiture of Veritone One from October 2024. The change in the estimated earnout from this transaction which closed over a year ago has no impact on the Company’s ongoing operations.
In the third quarter of 2025, net loss from continuing operations was $26.9 million, an increase of $4.4 million, or 20%, as compared to Q3 2024. The change was primarily driven by the aforementioned $8.0 million non-cash adjustment in the estimated fair value of the Veritone One earnout, a business that the Company sold in October of 2024, and a $2.2 million change in the Company’s tax provision. These changes were partially offset by a $6.7 million improvement in operating loss.
During the quarter ended September 30, 2025, Veritone reported a non-GAAP net loss from continuing operations of $5.8 million, an improvement of 47.8%, or $5.3 million, from $11.1 million in the third quarter ended September 30, 2024. Using non-GAAP net loss from continuing operations, which excludes certain non-recurring and one time expenses, including the $8.0 million earnout expense in the period, the adjusted loss per share from continuing operations for the quarter ended September 30, 2025 was $(0.09) per share, as compared to $(0.29) per share during the quarter ended September 30, 2024, an improvement of $0.20 per share or 69%. The improvement was principally due to the year over year growth in non-GAAP gross profit, coupled with lower operating losses driven by increased discipline on cost management. The Company believes this adjusted result more accurately reflects the earnings power and sustainable run-rate of its model.
Veritone remains confident in its bottom line outlook, as reflected in the guidance issued in its earnings release on Thursday, November 6:
•Q4 2025 non-GAAP net loss is projected to be between $1.5 and $5.0 million, compared to $9.7 million in Q4 2024, representing a 66% improvement at the midpoint and a 44% sequential improvement from Q3 2025.
•Full-Year 2025 non-GAAP net loss is expected to be between $31.6 and $26.0 million, representing a 29% year-over-year improvement at the midpoint. This reflects the timing shifts in revenue recognition and temporary margin compression in VDR, which is expected to improve in 2026.

	Three Months Ended
	September 30, 2025	September 30, 2024
Non-GAAP net loss from continuing operations	$(5,796)	$(11,097)
Non-GAAP net income from discontinued operations	—	3,984
Non-GAAP net loss	$(5,796)	$(7,113)

Adjusted earnings (loss) per share:
Adjusted loss per share from continuing operations, basic and diluted	$(0.09)	$(0.29)
Adjusted earnings per share from discontinued operations, basic and diluted	$—	$0.10
Adjusted loss per share, basic and diluted	$(0.09)	$(0.19)
Weighted-average common shares outstanding used in computing adjusted earnings (loss) per share, basic and diluted	64,947	38,087
About the Presentation of Supplemental Non-GAAP Financial Information
In this news release, the Company has supplemented its financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures, including Non-GAAP gross profit, Non-GAAP gross margin, Non-GAAP net income (loss), Non-GAAP net income (loss) from continuing operations, and Non-GAAP net income from discontinued operations.

Non-GAAP net income (loss) is the Company’s net income (loss), adjusted to exclude net income from discontinued operations, net of income taxes, interest expense, net, income taxes, depreciation and amortization, stock-based compensation, change in fair value of earnout receivable, contingent purchase compensation expense, foreign currency impact and other, acquisition and due diligence costs, (gain) loss on asset disposition, severance and executive transition costs, lender consent fees, and non-GAAP net income from discontinued operations. Non-GAAP net income (loss) from continuing operations is net loss from continuing operations adjusted to exclude net income from discontinued operations, net of income taxes, interest expense, net, income taxes, depreciation and amortization, stock-based compensation, change in fair value of earnout receivable, contingent purchase compensation expense, foreign currency impact and other, acquisition and due diligence costs, (gain) loss on asset disposition, severance and executive transition costs, and lender consent fees. Non-GAAP net income from discontinued operations is net income from discontinued operations adjusted to exclude interest expense, net, income taxes, depreciation and amortization, stock-based compensation, acquisition due diligence costs, and severance and executive transition costs.
Non-GAAP gross profit is defined as gross profit with adjustments to add back depreciation and amortization related to cost of revenue and stock-based compensation expenses. Non-GAAP gross margin is defined as Non-GAAP gross profit divided by revenue.
Reconciliations of each of these non-GAAP financial measures to the most closely comparable GAAP financial measure, including a breakdown of the excluded items noted above are included following the financial statements attached to this news release. These non-GAAP financial measures are not calculated and presented in accordance with GAAP and should not be considered as an alternative to net income (loss), operating income (loss), net income (loss) from continuing operations, net income (loss) from discontinued operations, gross profit, gross margin or any other financial measures so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity.
The Company has provided these non-GAAP financial measures and KPIs because management believes such information to be important supplemental measures of performance that are commonly used by securities analysts, investors and other interested parties in the evaluation of companies in its industry. Management also uses this information internally for forecasting, budgeting and measuring annual bonus compensation targets for executive personnel, including the Company’s named executive officers. Non-GAAP net income (loss) provides management and investors consistency and comparability with the Company’s past financial performance and facilitates period-to-period comparisons of operations, as it eliminates the effect of items that are often unrelated to overall operating performance. Non-GAAP gross profit and Non-GAAP gross margin allow investors and management to analyze the Company’s operating performance by excluding expenses that are not directly related to the cost of providing goods and services. Other companies (including the Company’s competitors) may define these non-GAAP financial measures differently. The non-GAAP financial measures may not be indicative of the historical operating results of Veritone or predictive of potential future results. Investors should not consider these non-GAAP financial measures in isolation or as a substitute for analysis of the Company’s results as reported in accordance with GAAP.
About Veritone
Veritone (NASDAQ: VERI) builds human-centered enterprise AI solutions. Serving customers in the media, entertainment, public sector and talent acquisition industries, Veritone’s software and services empower individuals at the world’s largest and most recognizable brands to run more efficiently, accelerate decision making and increase profitability. Veritone’s leading enterprise AI platform, aiWARE™, orchestrates an ever-growing ecosystem of machine learning models, transforming data sources into actionable intelligence. By blending human expertise with AI technology, Veritone advances human potential to help organizations solve problems and achieve more than ever before, enhancing lives everywhere. To learn more, visit Veritone.com.

Safe Harbor Statement
This news release contains forward-looking statements, including without limitation, statements regarding our expected total revenue and non-GAAP net loss for Q4 2025 and for full year 2025, the performance and function of Veritone Data Refinery, customer acquisition, customer transaction pipelines and the estimated values thereof, our expected completion of the repayment of our term debt and repurchases of convertible notes and our projected cash and cash equivalents and outstanding convertible debt following the expected repayments, and our ability to achieve profitability by the latter part of 2026. In addition, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “plan,” “outlook,” “should,” “could,” “estimate,” “confident” or “continue” or the plural, negative or other variations thereof or comparable terminology are intended to identify forward-looking statements, and any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements speak only as of the date hereof, and are based on management’s current assumptions, expectations, beliefs and information. As such, our actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors. Important factors that could cause such differences include, among other things: our requirements for additional capital and liquidity to support our operations, our business growth, service our debt obligations and repay or refinance maturing debt obligations, and the availability of such capital on acceptable terms, if at all; our ability to expand our aiWARE SaaS business; declines or limited growth in the market for AI-based software applications and concerns over the use of AI that may hinder the adoption of AI technologies; our ability to manage, and obtain the benefits from, our cost reduction efforts; our reliance upon a limited number of key customers for a significant portion of our revenue, and the corresponding risk of declines in key customers’ usage of our products and other offerings; our ability to realize the intended benefits of our acquisitions, sales, divestitures and other existing or planned cost-saving measures, including the sale of our full-service advertising agency, Veritone One, LLC, and our ability to successfully integrate our acquisition of Broadbean, Inc. and certain of its affiliates; our identification of existing material weaknesses in our internal control over financial reporting and plans for remediation; fluctuations in our results over time; the impact of seasonality on our business; our ability to manage our growth, including through acquisitions and expansion into international markets; our ability to enhance our existing products and introduce new products that achieve market acceptance and keep pace with technological developments; our expectations with respect to the future performance of our products, such as the Intelligent Digital Evidence Management System and Veritone Data Refinery, including as drivers of future growth; actions by our competitors, partners and others that may block us from using third party technologies in our aiWARE platform, offering it for free to the public or making it cost prohibitive to continue to incorporate such technologies into our platform; interruptions, performance problems or security issues with our technology and infrastructure, or that of third parties with whom we work; the impact of the continuing economic disruption caused by macroeconomic and geopolitical factors, including the Russia-Ukraine conflict, the Israel-Hamas war and conflict in the surrounding regions, financial instability, inflation and the responses by central banking authorities to control inflation, monetary supply shifts, high interest rates, the imposition of tariffs, trade tensions, and global trade disputes, and the threat of recession in the United States and around the world on our business and our existing and potential customers; and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Certain of these judgments and risks are discussed in more detail in our most recently-filed Annual Report on Form 10-K, and our Quarterly Reports on Form 10-Q and other periodic reports filed from time to time with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved. The forward-looking statements contained herein reflect our beliefs, estimates and predictions as of the date hereof, and we undertake no obligation to revise or update the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events for any reason, except as required by law.
Company:
Mike Zemetra
Chief Financial Officer
Veritone, Inc.
investors@veritone.com
Investor Relations:
Cate Goldsmith
Prosek Partners
914-815-7678
cgoldsmith@prosek.com
Source: Veritone, Inc.

Veritone, Inc.
Reconciliation of GAAP Net Loss to Non-GAAP Net Loss (unaudited)
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Net loss	$(26,880)	$(21,746)	$(73,553)	$(69,175)
Net income from discontinued operations, net of income taxes	—	(765)	—	(2,897)
Interest expense, net	2,908	2,987	8,970	8,485
Income taxes	(283)	(2,575)	275	(3,713)
Depreciation and amortization	7,370	7,152	21,490	21,454
Stock-based compensation	1,643	2,099	5,096	5,691
Change in fair value of earnout receivable	7,997	—	7,213	—
Contingent purchase compensation expense	137	367	350	1,252
Foreign currency impact and other	472	(393)	310	(37)
Acquisition and due diligence costs	664	368	1,520	3,257
(Gain) Loss on asset disposition	—	—	—	172
Severance and executive transition costs	176	1,409	1,676	4,372
Lender consent fees	—	—	1,014	—
Non-GAAP net loss from continuing operations	(5,796)	(11,097)	(25,639)	(31,139)
Non-GAAP net income from discontinued operations(1)	—	3,984	—	9,560
Non-GAAP net loss	$(5,796)	$(7,113)	$(25,639)	$(21,579)

(1)A reconciliation of non-GAAP net income from discontinued operations to GAAP net income from discontinued operations for the three and nine months ended September 30, 2024 is set forth in the table below.

Veritone, Inc.
Reconciliation of GAAP Net Income from Discontinued Operations to Non-GAAP Net Income from Discontinued Operations (unaudited)
(in thousands)

	Three Months Ended	Nine Months Ended
	September 30, 2024	September 30, 2024
Net income from discontinued operations, net of income taxes	$765	$2,897
Interest expense, net	1,699	4,689
Income taxes	26	76
Depreciation and amortization	87	245
Stock-based compensation	82	237
Acquisition and due diligence costs	1,292	1,369
Severance and executive transition costs	33	47
Non-GAAP net income from discontinued operations	$3,984	$9,560

Veritone, Inc.
Reconciliation of Expected GAAP Net Loss Range to Expected Non-GAAP Net Loss Range (unaudited)
(in millions)

	Three Months Ended	Year Ended
	December 31, 2025	December 31, 2025
Net loss	$(18.7) to $(13.3)	$(93.2) to $(85.7)
Interest expense, net	$2.9	$11.9
Income taxes	$(0.2)	$0.1
Depreciation and amortization	$8.0 to $7.0	$29.5 to $28.5
Stock-based compensation	$1.8 to $1.4	$6.9 to $6.5
Change in fair value of earnout receivable	$—	$7.2
Contingent purchase compensation expense	$0.2	$0.5
Foreign currency impact and other	$—	$0.3
Acquisition and due diligence costs	$—	$1.5
Severance and executive transition costs	$—	$1.7
Lender consent fees and other	$1.0 to $0.5	$2.0 to $1.5
Non-GAAP net loss	$(5.0) to $(1.5)	$(31.6) to $(26.0)

Veritone, Inc.
Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit (unaudited)
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Revenue	$29,118	$21,993	$75,594	$70,204
Operating expenses:
Cost of revenue (exclusive of depreciation and amortization)	8,567	6,325	23,879	19,614
Depreciation and amortization related to cost of revenue	1,842	1,013	3,948	3,193
GAAP gross profit	18,709	14,655	47,767	47,397
Depreciation and amortization related to cost of revenue	1,842	1,013	3,948	3,193
Stock-based compensation	—	—	—	(1)
Non-GAAP gross profit	$20,551	$15,668	$51,715	$50,589
GAAP gross margin	64.3%	66.6%	63.2%	67.5%
Non-GAAP gross margin	70.6%	71.2%	68.4%	72.1%